Exhibit 99.1

California Pizza Kitchen Announces Financial Results For The Third Quarter Ended October 2, 2005

     LOS ANGELES--(BUSINESS WIRE)--Oct. 27, 2005--California Pizza Kitchen, Inc. (Nasdaq:CPKI) today reported revenues and net income for the third quarter and nine months ended October 2, 2005. Highlights for the third quarter of 2005 relative to the same quarter last year were as follows:

     --   Total revenues up approximately 17.3% to $124.5 million

     --   Comparable restaurant sales increase of 7.1%

     -- Net income of $5.5 million or $0.28 per diluted share compared to net income of $2.5 million or $0.13 per diluted share in the same quarter last year

     -- Net income before impairment charges and store closure costs of $6.8 million or $0.34 per diluted share compared to net income of $5.5 million or $0.28 per diluted share in the same quarter last year

     Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "We are very pleased with our results, both for the quarter and year-to-date. Specifically, our comparable restaurant sales growth has proven to be consistently robust and, in our view, demonstrates the strength of the CPK brand in a somewhat challenging economic environment. We credit our results, in part, to a more rigorous development approach, our June menu introductions, and our new prototype that encourages dinner business and a more profitable mix. In combination with recent operating improvements in all of our classes, CPK has been able to drive solid profitability throughout the year."
     Average weekly sales for the Company's 148 full service restaurants increased 7.4% to $63,615 for the third quarter of 2005 compared to $59,237 for the same quarter last year.
     Rosenfield and Flax continued, "In the second half of 2005, we prioritized focus on leveraging productivity across all restaurant classes and improving our operating margin. We achieved this goal in the third quarter and feel confident that we can continue our success as we head toward 2006." Flax and Rosenfield concluded, "Ultimately, CPK is well positioned for future development and our foundation is solidly in place to drive financial performance and shareholder value going forward."
     During the third quarter of 2005 the Company opened four new full service restaurants in Farmington Hills, MI, Thousand Oaks, CA, Riverside, CA and Tigard, OR. The Company anticipates opening three new full service restaurants and one ASAP in the fourth quarter of 2005.
     Based on sales trends during the year and the remaining new restaurant openings in 2005, management maintains earnings guidance of $0.30 to $0.31 per diluted share for the fourth quarter ended January 1, 2006. These estimates exclude a probable one time, non-cash charge of up to $3.5 million relating to stock options issued prior to the initial public offering in August of 2000. Resolving this matter is likely to require an accounting re-measurement to extend the life of certain pre-IPO issued stock options. The Company expects to resolve this matter in the fourth quarter of 2005.
     The Company also announced guidance for fiscal 2006 based on the following assumptions:

     --   Restaurant revenue growth of approximately 15.0% to 16.0%

     -- Eighteen month comparable restaurant sales growth of approximately 5.0% to 6.0%

     --   16 to 18 new full service restaurants for 2006

     --   Four new ASAP restaurants

     -- Earnings per diluted share of $1.35 to $1.39. This excludes stock-based compensation expense and the impact of the October 6, 2005 lease accounting pronouncement requiring expensing of construction period rent.

     California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $12.46. As of October 27, 2005 the company operates, licenses or franchises 186 restaurants, of which 155 are company-owned and 31 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
     California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

     This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may", "will", "estimate", "intend", "continue", "believe", "expect", "anticipate" and similar words.
     Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     Selected Unaudited Consolidated Financial and Operating Data
    (Dollars in thousands, except for per share and operating data)


                                Quarter Ended      Nine Months Ended
                             October   September   October  September
                                2,        26,          2,       26,
                               2005       2004       2005     2004
                             --------- ---------- --------- ----------
                                       (restated)           (restated)
Statement of Income:

Revenues:
Restaurant sales             $123,097   $105,262  $350,931   $304,772
Franchise and other revenues    1,371        873     3,301      2,527
                             --------- ---------- --------- ----------
Total revenues                124,468    106,135   354,232    307,299

Costs and expenses:
Food, beverage and paper
 supplies                      30,500     26,227    87,206     75,240
Labor                          44,126     38,127   128,953    112,155
Direct operating and
 occupancy                     23,831     21,175    68,704     61,162
                             --------- ---------- --------- ----------
Cost of sales                  98,457     85,529   284,863    248,557

General and administrative      8,632      6,841    23,910     19,904
Depreciation and
 amortization                   6,560      6,677    18,610     17,695
Pre-opening costs               1,012        222     3,058        286
Loss on impairment of
 property and
equipment                       1,015          -     1,116          -
Store closure costs               770      2,700       770      2,700
Legal settlement costs              -      1,333         -      1,333

                             --------- ---------- --------- ----------
Total costs and expenses      116,446    103,302   332,327    290,475

Operating income                8,022      2,833    21,905     16,824

Other income (expense):
Interest income                   181        157       576        374
Other income                        -          -     1,106          -
Equity in net loss of
 unconsolidated Joint
 Venture                            -        (33)      (22)      (109)
                             --------- ---------- --------- ----------
Total other income                181        124     1,660        265
                             --------- ---------- --------- ----------

Income before income tax
 provision                      8,203      2,957    23,565     17,089
Income tax provision            2,656        466     7,553      4,985
                             --------- ---------- --------- ----------
Net income                     $5,547     $2,491   $16,012    $12,104
                             ========= ========== ========= ==========

Net income per common share:
Basic                           $0.29      $0.13     $0.83      $0.64
Diluted                         $0.28      $0.13     $0.81      $0.63

Shares used in computing net
 income per common share (in
 thousands):

Basic                          19,419     19,072    19,337     19,042
Diluted                        20,004     19,182    19,649     19,142

Operating Data:
Restaurants open at end of
 period                           185        169       185        169
Company-owned restaurants
 open at
end of period                     154        140       154        140
Average weekly company-owned
 full
service restaurant sales      $63,615    $59,237   $62,237    $57,148
18 month comparable company-
 owned restaurant sales increase  7.1%       8.7%      8.3%       7.8%



                                   Quarter Ended    Nine Months Ended
                                 October September  October September
                                    2,       26,       2,       26,
                                   2005     2004      2005     2004
                                 ------- ---------- ------- ----------
                                         (restated)         (restated)
Statement of Income Percentages
 (1):

Revenues:
Restaurant sales                   98.9%      99.2%   99.1%      99.2%
Franchise and other revenues        1.1%       0.8%    0.9%       0.8%
                                 ------- ---------- ------- ----------
Total revenues                    100.0%     100.0%  100.0%     100.0%

Costs and expenses:
Food, beverage and paper supplies  24.8%      24.9%   24.8%      24.7%
Labor                              35.8%      36.2%   36.7%      36.8%
Direct operating and occupancy     19.4%      20.1%   19.6%      20.1%
                                 ------- ---------- ------- ----------
Cost of sales                      80.0%      81.3%   81.2%      81.6%

General and administrative          6.9%       6.4%    6.7%       6.5%
Depreciation and amortization       5.3%       6.3%    5.3%       5.8%
Pre-opening costs                   0.8%       0.2%    0.9%       0.1%
Loss on impairment of property
 and equipment                      0.8%       0.0%    0.3%       0.0%
Store closure costs                 0.6%       2.5%    0.2%       0.9%
Legal settlement costs              0.0%       1.3%    0.0%       0.4%

                                 ------- ---------- ------- ----------
Total costs and expenses           93.6%      97.3%   93.8%      94.5%

Operating income                    6.4%       2.7%    6.2%       5.5%

Other income (expense):
Interest income                     0.1%       0.1%    0.2%       0.1%
Other income                        0.0%       0.0%    0.3%       0.0%
Equity in net loss of
 unconsolidated Joint Venture       0.0%       0.0%    0.0%       0.0%
                                 ------- ---------- ------- ----------
Total other income                  0.1%       0.1%    0.5%       0.1%
                                 ------- ---------- ------- ----------

Income before income tax
 provision                          6.6%       2.8%    6.7%       5.6%
Income tax provision                2.1%       0.4%    2.1%       1.6%
                                 ------- ---------- ------- ----------
Net income                          4.5%       2.3%    4.5%       3.9%
                                 ======= ========== ======= ==========


(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.


            Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)




Selected Consolidated Balance        October 2, 2005   January 2, 2005
 Sheet Information
                                  ------------------------------------

Cash and cash equivalents                   $4,097         $17,719
Marketable securities                       13,415          26,415
Total assets                               258,891         241,804
Stockholders' equity                       183,924         167,035



                    California Pizza Kitchen, Inc.
                             Units Summary


                                  Total                         Total
                                  Units                         Units
                                   at                             at
                                 ------                        -------
Third Quarter 2005                July  Opened Acquired Closed October
                                    3,                             2,
                                   2005                           2005
-------------------------------  ------ ------ -------- ------ -------
Company-owned full service
 domestic                          144      4        -      -     148
Company-owned ASAP domestic          5      -        -      -       5
Company-owned LA Food Show           1      -        -      -       1
Franchised domestic                 20      -        -      1      19
Franchised international            11      1        -      -      12
                                 -------------------------------------
Total                              181      5        -      1     185
                                 =====================================


                    California Pizza Kitchen, Inc.
                       Supplemental Information

                                                            Cost of
                                        (,000)     (,000)    Sales
                               Weekly  Restaurant Cost of     as a
                                 Sales                      Percentage
Third Quarter 2005       # of  Average   Sales     Sales       of
                         Stores                      (1)     Sales
----------------------------------------------------------------------

Pre-2002 Full Service
Q3, 2005                   94  69,307     84,356   65,136    77.2%
Q3, 2004 (restated)        94  64,731     78,436   62,088    79.2%
Year over year change             7.1%       7.5%     4.9%    200  bps
Q2, 2005                   94  68,238     83,251   65,333    78.5%

Class of 2002 Full Service
Q3, 2005                   18  54,116     12,663   10,663    84.2%
Q3, 2004 (restated)        18  50,899     11,896   10,223    85.9%
Year over year change             6.3%       6.4%     4.3%    170  bps
Q2, 2005                   18  53,528     12,525   10,672    85.2%

Class of 2003 Full Service
Q3, 2005                   20  46,664     12,133   10,561    87.0%
Q3, 2004 (restated)        22  43,120     12,332   10,831    87.8%
Year over year change             8.2%      -1.6%    -2.5%     80  bps
Q2, 2005                   20  44,627     11,603   10,419    89.8%

Class of 2004 Full Service
Q3, 2005                    4  54,483      2,833    2,399    84.7%
Q3, 2004 (restated)         2  54,462      1,136    1,101    96.9%
Year over year change             0.0%     149.4%   117.9%  1,220  bps
Q2, 2005                    4  53,471      2,780    2,383    85.7%

Class of 2005 Full Service
Q3, 2005                   12  65,011      8,303    7,169    86.3%
Q2, 2005                    8  67,663      5,790    5,266    90.9%

ASAP and LA Food Show
Q3, 2005                    6  36,020      2,809    2,529    90.0%
Q3, 2004 (restated)         4  28,106      1,462    1,286    88.0%
Year over year change            28.2%      92.1%    96.7%   (200) bps
Q2, 2005                    6  35,824      2,467    2,284    92.6%

Total restaurants
Q3, 2005                  154  62,522    123,097   98,457    80.0%
Q3, 2004 (restated)       140  58,340    105,262   85,529    81.3%
Year over year change             7.2%      16.9%    15.1%    130  bps
Q2, 2005                  150  61,661    118,416   96,357    81.4%

(1) Cost of sales includes food, beverage & paper supplies, labor, and direct operating and occupancy costs.


                    California Pizza Kitchen, Inc.
                       Supplemental Information


                                                           Cost of
                                                            Sales
                               Weekly                         as a
                                 Sales   (,000)   (,000)  Percentage
Year To Date 2005        # of  Average Restaurant Cost of     of
                         Stores           Sales     Sales    Sales
                                                     (1)
------------------------------------------------------------------

Pre-2002 Full Service
YTD, 2005                  94  67,809    247,396  194,529    78.6%
YTD, 2004 (restated)       94  62,648    228,962  181,570    79.3%
Year over year change             8.2%       8.1%     7.1%     70  bps

Class of 2002 Full Service
YTD, 2005                  18  53,075     37,259   31,470    84.5%
YTD, 2004 (restated)       18  48,881     34,301   29,554    86.2%
Year over year change             8.6%       8.6%     6.5%    170  bps

Class of 2003 Full Service
YTD, 2005                  20  44,067     34,372   30,469    88.6%
YTD, 2004 (restated)       22  40,724     34,941   31,553    90.3%
Year over year change             8.2%      -1.6%    -3.4%    170  bps

Class of 2004 Full Service
YTD, 2005                   4  53,454      8,339    7,253    87.0%
YTD, 2004 (restated)        2  52,706      2,470    2,191    88.7%
Year over year change             1.4%     237.6%   231.0%    170  bps

Class of 2005 Full Service
YTD, 2005                  12  68,979     16,860   15,023    89.1%

ASAP and LA Food Show
YTD, 2005                   6  33,719      6,705    6,119    91.3%
YTD, 2004 (restated)        4  26,272      4,098    3,689    90.0%
Year over year change            28.3%      63.6%    65.9%   (130) bps

Total restaurants
YTD, 2005                 154  61,248    350,931  284,863    81.2%
YTD, 2004 (restated)      140  56,259    304,772  248,557    81.6%
Year over year change             8.9%      15.1%    14.6%     40  bps

(1) Cost of sales includes food, beverage & paper supplies, labor, and direct operating and occupancy costs.



The following reconciliation of net income is provided to assist the reader with understanding the financial impact of the accelerated depreciation, severance, impairment charges and store closure costs during the quarter and year (unaudited, in thousands, except per share data):


                                  Quarter Ended     Nine Months Ended
                                Oct. 2, Sept. 26,  Oct. 2,  Sept. 26,
                                  2005       2004     2005       2004
                                ------- ---------- -------- ----------
                                        (restated)          (restated)

Net income as reported          $5,547     $2,491  $16,012    $12,104
Accelerated depreciation             -      1,339        -      1,339
Severance charge                     -          -        -          -
Impairment of property, plant
 and equipment                   1,015          -    1,116          -
Store closure costs                770      2,700      770      2,700
Legal settlement costs               -      1,333        -      1,333
Income tax benefit                (580)    (2,401)    (613)    (2,401)
                                ------- ---------- -------- ----------
Net income excluding
 accelerated depreciation,
severance, impairment charges
 and
store closure costs             $6,752     $5,462  $17,285    $15,075
                                ======= ========== ======== ==========


Basic net income per common
 share:
Net income                       $0.29      $0.13    $0.83      $0.64
Accelerated depreciation             -       0.07        -       0.07
Severance charge                     -          -        -          -
Impairment of property, plant
 and equipment                    0.05          -     0.06          -
Store closure costs               0.04       0.14     0.04       0.14
Legal settlement costs               -       0.07        -       0.07
Income tax benefit               (0.03)     (0.13)   (0.03)     (0.13)
                                ------- ---------- -------- ----------
Basic net income excluding
 accelerated depreciation,
severance, impairment charges
 and
store closure costs              $0.35      $0.29    $0.89      $0.79
                                ======= ========== ======== ==========


Diluted net income per common
 share:
Net income                       $0.28      $0.13    $0.81      $0.63
Accelerated depreciation             -       0.07        -       0.07
Severance charge                     -          -        -          -
Impairment of property, plant
 and equipment                    0.05          -     0.06          -
Store closure costs               0.04       0.14     0.04       0.14
Legal settlement costs               -       0.07        -       0.07
Income tax benefit               (0.03)     (0.13)   (0.03)     (0.13)
                                ------- ---------- -------- ----------
Diluted net income excluding
 accelerated depreciation,
severance, impairment charges
 and
store closure costs              $0.34      $0.28    $0.88      $0.79
                                ======= ========== ======== ==========


     CONTACT: California Pizza Kitchen, Inc.
              Sarah Grover (media) or Sue Collyns (investors)
              310-342-5000